EXHIBIT 21

PARENT AND SUBSIDIARIES
     (Included in the Consolidated Financial Statements and Wholly-owned)

National Presto Industries, Inc.
Eau Claire, Wisconsin (A Wisconsin Corporation)

    Its Subsidiaries:
           National Holding Investment Company
           Wilmington, Delaware (A Delaware Corporation)

           Its Subsidiaries:
                   Presto Manufacturing Company
                   Jackson, Mississippi (A Mississippi Corporation)

                   Its Division:
                               Presto Products Manufacturing Company
                               Alamogordo, New Mexico

                   Century Leasing and Liquidating, Inc.
                   Minneapolis, Minnesota (A Minnesota Corporation)

                   Its Subsidiary:
                               Presto Export, Inc. (Inactive)
                               Minneapolis, Minnesota (A Minnesota Corporation)

                   Jackson Sales and Storage Company
                   Jackson, Mississippi (A Mississippi Corporation)

                   Canton Sales & Storage Company
                   Canton, Mississippi (A Mississippi Corporation)

                   Presto Parts & Service, Inc. (Inactive)
                   Los Angeles, California (A California Corporation)

                   Presto Export, Ltd.
                   Christiansted, St. Croix, U.S. Virgin Islands (A Virgin
                     Islands Corporation)

           National Defense Corporation
           Eau Claire, Wisconsin (A Wisconsin Corporation)

           NPI Export Corporation (Inactive)
           Minneapolis, Minnesota (A Minnesota Corporation)